Exhibit 99.1

Gray Media Reports Fourth Quarter Results Exceeding Guidance

Atlanta, Georgia – February 26, 2026. . . Gray Media (NYSE: GTN) today announced its financial results for the fourth quarter that ended December 31, 2025.

EXECUTIVE COMMENTARY

Hilton Howell, Jr., Chairman and CEO, commented, “We delivered strong fourth quarter financial results, with revenue and Adjusted EBITDA exceeding consensus expectations. The quarter benefited from better-than-expected MVPD subscriber trends, which drove year-over-year growth in “Net Retransmission Revenue” (retransmission consent revenue less network affiliation fees). We also achieved a 3% reduction in broadcasting expenses for full year 2025. Additionally, our 2025 debt refinancings extended the majority of our debt maturities beyond the 2026 and 2028 political cycles, meaningfully enhancing our financial flexibility.

Looking ahead to 2026, we remain encouraged by the likelihood of local ownership reform that would help level the playing field for our industry, positioning us to close the transactions announced over the past two quarters and pursue additional strategic and disciplined opportunities. Our diversified portfolio of leading stations, in which we operate the first or second highest rated television station in nearly all of our markets, positions us well to capitalize on the expected 2026 midterm election spending and an improving general advertising environment. At the same time, we will continue to evaluate deleveraging and refinancing opportunities throughout 2026 to reduce our overall leverage and interest expense.”

BUSINESS HIGHLIGHTS:

●

Acquisitions – Remaining pending strategic and deleveraging acquisitions, announced in 2025, are expected to close in the first half of 2026, subject to customary closing conditions and regulatory approvals.

●

Network Affiliations - On December 23, 2025, we announced a multi-year renewal of our NBC network affiliation agreements for all of our 54 NBC-affiliated markets nationwide. Our next network renewals occur in the second half of 2027.

FINANCIAL HIGHLIGHTS:

●	Total Revenue – $792 million in the fourth quarter of 2025, exceeded our previously issued high-side guidance of $782 million.
●	Core Advertising Revenue - $392 million in the fourth quarter of 2025, an increase of 3% compared to the fourth quarter of 2024, and exceeded our previously issued high-side guidance of $390 million.
●

Retransmission Consent Revenue - $335 million in the fourth quarter of 2025, exceeded our previously issued high-side guidance of $330 million. Net Retransmission Revenue of $134 million increased 3% in the fourth quarter of 2025, compared to $130 million in the fourth quarter of 2024.

●

Political Advertising Revenue - $12 million in the fourth quarter of 2025, reflective of the off-year of the two-year political advertising cycle, exceeded our previously issued high-side guidance of $8 million.

●

Operating Expenses – Total broadcasting expense decreased $41 million in the fourth quarter of 2025, or 7%, compared to fourth quarter of 2024. In addition, for full year 2025, broadcasting expenses decreased $78 million, or 3%, compared to full year 2024. Overall, broadcasting, production and corporate expenses were all at, or below, the low end of our previously issued guidance ranges for the fourth quarter of 2025.

●

Capital Expenditures – Capital expenditures, excluding capital expenditures related to Assembly Atlanta, were $74 million and $97 million during the years ended December 31, 2025 and 2024, respectively.

●

Assembly Atlanta Capital Expenditures and Doraville CID Reimbursement – Cash proceeds received from the Doraville CID in December 2025, as reimbursement for certain of our public infrastructure investment at Assembly Atlanta, were $28 million. During full-year 2025, our gross capital expenditures at Assembly Atlanta totaled $34 million and total CID reimbursements were $33 million.

●	Income Tax Payments - Federal and state income tax payments were $38 million and $135 million during the years ended December 31, 2025 and 2024, respectively.

Gray Media, Inc., Fourth Quarter 2025 Earnings Release

Selected Operating Data (Unaudited)
	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change 2025 to 2024	2025	2024	% Change 2025 to 2024
	(dollars in millions)
Revenue (less agency commissions):
Core advertising	$392	$380	3%	$1,452	$1,490	(3)%
Political advertising	12	250	(95)%	42	497	(92)%
Retransmission consent	335	361	(7)%	1,429	1,482	(4)%
Other	16	17	(6)%	65	70	(7)%
Total broadcasting revenue	755	1,008	(25)%	2,988	3,539	(16)%
Production companies	37	37	0%	107	105	2%
Total revenue	$792	$1,045	(24)%	$3,095	$3,644	(15)%

Net Retransmission Revenue:
Retransmission consent revenue	$335	$361		$1,429	$1,482
Less, broadcasting network affiliation fees	(201)	(231)		(882)	(932)
Net Retransmission Revenue	$134	$130	3%	$547	$550	(1)%

Operating expenses (1):
Broadcasting
Station expenses	$356	$366	(3)%	$1,356	$1,380	(2)%
Network affiliation fees	201	231	(13)%	882	932	(5)%
Non-cash stock-based compensation	-	1	(100)%	1	5	(80)%
Total broadcasting expense	$557	$598	(7)%	$2,239	$2,317	(3)%

Production companies	$33	$26	27%	$95	$83	14%

Corporate and administrative
Corporate expenses	$21	$20	5%	$86	$87	(1)%
Transaction Related Expenses	2	-		6	-
Non-cash stock-based compensation	5	4	25%	21	17	24%
Total corporate and administrative expense	$28	$24	17%	$113	$104	9%

Net (loss) income	$(10)	$169	(106)%	$(85)	$375	(123)%

Adjusted EBITDA (2)	$179	$402	(55)%	$670	$1,162	(42)%

(1)	Excludes depreciation, amortization, impairment and (gain) loss on disposal of assets, net.
(2)	See definition of non-GAAP terms and a reconciliation of the non-GAAP amounts to net (loss) income included herein.

Gray Media, Inc., Fourth Quarter 2025 Earnings Release	Page 2 of 11

FINANCIAL POSITION AND LEVERAGE

Debt Summary - The table below summarizes our debt principal and cash balances:

	December 31,
	2025	2024
	(in millions)
Outstanding principal of debt obligations (1):
First lien term loans	$749	$1,893
Senior secured first lien notes	1,900	1,250
Senior secured second lien notes	1,150	-
Senior unsecured notes	2,011	2,547
Total outstanding principal of debt obligations	5,810	5,690
Less cash	(368)	(135)
Total outstanding principal of debt obligations, less cash	$5,442	$5,555

(1) Excludes letters of credit, accounts receivable securitization facility and preferred stock.

Recent Refinancing Activities - On December 12, 2025, we completed the issuance of an additional $250 million of our 9.625% Senior Secured Second Lien Notes due 2032 and used a portion of the proceeds to redeem $125 million of our higher interest rate 10.5% Senior Secured First Lien Notes due 2029. We have no debt maturities due prior to 2028.

Leverage Metrics - As of December 31, 2025, calculated as set forth in our Senior Credit Agreement (unaudited):

●	First Lien Leverage Ratio 2.43 to 1.00
●	Secured Leverage Ratio 3.65 to 1.00
●	Leverage Ratio 5.80 to 1.00

Liquidity - As of December 31, 2025:

●	Unrestricted cash - $368 million
●	Borrowing availability under our $750 million undrawn Revolving Credit Facility - $745 million (reflecting only certain outstanding undrawn letters of credit)
●	Accounts receivable securitization facility of $400 million was fully drawn

OTHER NOTEWORTHY EVENTS

WBBJ-TV Acquisition - On December 16, 2025, we announced that we reached an agreement with Bahakel Communications, Limited, to purchase the assets of television station WBBJ-TV (ABC/CBS) in the Jackson, Tennessee television market (DMA 175). On January 1, 2026, we acquired all of the non-license assets of the station and commenced operating the station pursuant to a standard pre-closing agreement, and, on February 13, 2026, we acquired the license assets of the station, which completed our acquisition, for total consideration of $25 million. Along with other station transactions announced in the second half of 2025, we anticipate that the WBBJ-TV acquisition will contribute to reducing our leverage.

Gray Media, Inc., Fourth Quarter 2025 Earnings Release	Page 3 of 11

GUIDANCE FOR THE QUARTER ENDED MARCH 31, 2026

Based on our current forecasts for the quarter ending March 31, 2026, we anticipate the following key financial results, as outlined below in approximate ranges and as compared to the quarter ended March 31, 2025, as well as certain currently anticipated full-year financial results. Our guidance includes estimated results for television station WBBJ-TV, while it does not include estimates for any of the announced and not yet completed transactions.

We earned $11 million in advertising revenue from the Super Bowl broadcast on our 54 NBC and 47 Telemundo channels in 2026 compared to the first quarter of 2025, when Super Bowl advertising revenue was $9 million on our 27 FOX channels. We were very pleased that our Super Bowl advertising revenue on our NBC channels increased to $11 million in 2026, compared to $5 million on our NBC channels in 2022.

Our first quarter 2026 will benefit from the broadcasts of the recently concluded Winter Olympics across our NBC affiliated channels. We currently estimate the 2026 Winter Olympic broadcasts will generate approximately $15 million of revenue compared to approximately $8 million of revenue earned in the first quarter 2022 Winter Olympics broadcasts.

As always, guidance may change in the future based on several factors and therefore may not reflect future actual results.

		Quarter Ending
	Quarter Ended	March 31, 2026
	March 31, 2025	(Guidance)
	(Unaudited)	Low	High
	(in millions)
Revenue (less agency commissions):
Core advertising	$344	Approximately Flat
Political advertising	$13	$25	$30
Total revenue	$782	$755	$770

Net Retransmission Revenue	$146	$148	$150

Operating expenses (excluding depreciation, amortization and (gain) loss on disposal of assets):
Total broadcasting expense	$577	$555	$560
Total corporate and administrative expense	$32	$30	$35

Year Ending
December 31,
2026
Estimated supplemental information (in millions):	(Guidance)
Interest expense, excluding amortization of deferred financing costs	$440
Amortization of deferred financing costs	$16
Preferred stock dividends	$52
Common stock dividends	$32
Capital expenditures	$140
Income tax payments, excluding refunds	$105 to $125

Gray Media, Inc., Fourth Quarter 2025 Earnings Release	Page 4 of 11

The Company

We are a multimedia company headquartered in Atlanta, Georgia. We are the nation’s largest owner of top-rated local television stations and digital assets serving 114 full-power television markets that collectively reach approximately 37% of US television households. The portfolio includes 77 markets with the top-rated television station and 97 markets with the first and/or second highest rated television station in average all-day ratings across the 113 of such markets that were measured by Nielsen in 2025. We also own the largest Telemundo Affiliate group with 47 markets and Gray Digital Media, a full-service digital agency offering national and local clients digital marketing strategies with the most advanced digital products and services. Our additional media properties include video production companies Raycom Sports, Tupelo Media Group, and PowerNation Studios, and studio production facilities Assembly Atlanta and Third Rail Studios.

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains certain forward-looking statements that are based largely on our current expectations and reflect various estimates and assumptions by us. These statements are statements other than those of historical fact and may be identified by words such as “estimates,” “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond our control, include: the inability to achieve estimates of future revenue, expenses, capital expenditures, and income tax payments, the inability to complete the pending acquisitions within the expected timeframes, or at all, including as a result of the failure to obtain necessary FCC or other regulatory approvals, and other future events. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained therein, which reports are made publicly available via our website, www.graymedia.com. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2025, and may be contained in reports subsequently filed with the U.S. Securities and Exchange Commission and available at www.sec.gov.

Conference Call Information

We will host a conference call and webcast to discuss our operating results for the quarter ended December 31, 2025, on February 26, 2026. The call will begin at 11:00 a.m. Eastern Time. The live dial-in number is +1 800-715-9871 or +1 646-307-1963 conference ID 3663076. The call will be live and available for replay at www.graymedia.com. A replay of the conference call will also be available at +1 800-770-2030, using passcode: 3663076 until March 26, 2026.

Gray Contacts:

Web site: www.graymedia.com

Alan Gould, Vice President, Investor Relations, (404) 266-8333, alan.gould@graymedia.com

Gray Media, Inc., Fourth Quarter 2025 Earnings Release	Page 5 of 11

GRAY MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except for share data)

	December 31,
	2025	2024
Assets:
Current assets:
Cash	$368	$135
Accounts receivable, net	205	337
Current portion of program broadcast rights, net	17	17
Income tax refunds receivable	6	6
Prepaid income taxes	35	25
Prepaid and other current assets	25	21
Total current assets	656	541

Property and equipment, net	1,509	1,577
Operating lease right of use asset	66	69
Broadcast licenses	5,309	5,311
Goodwill	2,642	2,642
Other intangible assets, net	157	290
Investments in broadcasting and technology companies	37	66
Deferred pension assets	21	19
Other	43	27
Total assets	$10,440	$10,542

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$144	$154
Employee compensation and benefits	103	111
Accrued interest	151	112
Other accrued expenses	47	53
Federal and state income taxes	5	5
Current portion of program broadcast obligations	18	18
Deferred revenue	20	29
Dividends payable	16	15
Current portion of operating lease liabilities	10	10
Current portion of long-term debt	2	20
Total current liabilities	516	527

Long-term debt, less current portion and less deferred financing costs	5,742	5,601
Deferred income taxes	1,300	1,347
Operating lease liabilities, less current portion	59	62
Other	18	72
Total liabilities	7,635	7,609

Series A Perpetual Preferred Stock, no par value; cumulative; redeemable; designated 1,500,000 shares, issued and outstanding 650,000 shares at each date and $650 aggregate liquidation value, at each date	650	650

Stockholders’ equity:
Common stock, no par value; authorized 200,000,000 shares, issued 113,779,383 shares and 111,166,022 shares, outstanding 92,444,984 shares and 90,768,247 shares, respectively	1,210	1,198
Class A common stock, no par value; authorized 25,000,000 shares, issued 12,198,808 shares and 11,237,386 shares, outstanding 9,557,830 shares and 8,814,187 shares, respectively	67	57
Retained earnings	1,205	1,375
Accumulated other comprehensive loss	(4)	(30)
	2,478	2,600
Treasury stock at cost, common stock, 21,334,399 shares and 20,397,775 shares, respectively	(288)	(284)
Treasury stock at cost, Class A common stock, 2,640,978 shares and 2,423,199 shares, respectively	(35)	(33)
Total stockholders’ equity	2,155	2,283
Total liabilities and stockholders’ equity	$10,440	$10,542

Gray Media, Inc., Fourth Quarter 2025 Earnings Release	Page 6 of 11

GRAY MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except for net income per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

Revenue (less agency commissions):
Broadcasting	$755	$1,008	$2,988	$3,539
Production companies	37	37	107	105
Total revenue (less agency commissions)	792	1,045	3,095	3,644
Operating expenses before depreciation, amortization, impairment and (gain) loss on disposal of assets, net:
Broadcasting	557	598	2,239	2,317
Production companies	33	26	95	83
Corporate and administrative	28	24	113	104
Depreciation	34	36	133	144
Amortization of intangible assets	24	31	104	125
Impairment of goodwill and other intangible assets	2	-	30	-
(Gain) loss on disposal of assets, net	(2)	5	(11)	20
Operating expenses	676	720	2,703	2,793
Operating income	116	325	392	851
Other (expense) income :
Miscellaneous income (expense), net	1	3	(1)	117
Impairment of investments	(20)	(25)	(20)	(25)
Interest expense	(119)	(122)	(474)	(485)
(Loss) gain on early extinguishment of debt	(4)	35	(10)	34
(Loss) income before income tax	(26)	216	(113)	492
Income tax (benefit) expense	(16)	47	(28)	117
Net (loss) income	(10)	169	(85)	375
Preferred stock dividends	13	13	52	52
Net (loss) income attributable to common stockholders	$(23)	$156	$(137)	$323

Basic per share information:
Net (loss) income attributable to common stockholders	$(0.24)	$1.64	$(1.41)	$3.40
Weighted-average shares outstanding	97	95	97	95

Diluted per share information:
Net (loss) income attributable to common stockholders	$(0.24)	$1.59	$(1.41)	$3.36
Weighted-average shares outstanding	97	98	97	96

Gray Media, Inc., Fourth Quarter 2025 Earnings Release	Page 7 of 11

GRAY MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net (loss) income	$(85)	$375
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	133	144
Amortization of intangible assets	104	125
Amortization of deferred loan costs	16	15
Stock-based compensation	22	22
Amortization of program broadcast rights	27	28
Payments on program broadcast obligations	(27)	(29)
Deferred income taxes	(56)	(9)
(Gain) loss on disposal of property and equipment, net	(6)	20
Gain on sale of investments	(5)	(110)
Loss (gain) on early extinguishment of debt	10	(34)
Impairment of investments	20	25
Impairment of goodwill and other intangible assets	30	-
Other	15	(1)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	132	5
Income tax receivable or prepaid	(10)	8
Other current assets	(6)	27
Accounts payable	(10)	52
Employee compensation, benefits and pension costs	(7)	1
Accrued other expenses	(38)	49
Accrued interest	39	49
Income taxes payable	-	(17)
Deferred revenue	(9)	6
Net cash provided by operating activities	289	751

Cash flows from investing activities:
Acquisitions of businesses and broadcast licenses, net of cash acquired	-	(1)
Purchases of property and equipment	(108)	(143)
Proceeds from asset sales	47	14
Proceeds from sale of investments	24	110
Investments in broadcast, production and technology companies	(8)	(7)
Other	(18)	(1)
Net cash used in investing activities	(63)	(28)

Cash flows from financing activities:
Proceeds from borrowings on long-term debt	2,110	2,070
Repayments of borrowings on long-term debt	(1,987)	(2,544)
Payments of common stock dividends	(33)	(32)
Payments of preferred stock dividends	(52)	(52)
Deferred and other loan costs	(26)	(47)
Payments for taxes related to net share settlement of equity awards	(5)	(4)
Net cash provided by (used in) financing activities	7	(609)
Net increase (decrease) in cash	233	114
Cash at beginning of year	135	21
Cash at end of year	$368	$135

Gray Media, Inc., Fourth Quarter 2025 Earnings Release	Page 8 of 11

Non-GAAP Terms

This earnings release includes certain non-GAAP financial measures, including “Adjusted EBITDA” and “Net Retransmission Revenue.” We present these measures, in addition to results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), because management believes they are useful in evaluating the performance of the business. Adjusted EBITDA is calculated as net income (loss), adjusted for income tax expense (benefit), interest expense, gain or loss on extinguishment of debt, non-cash stock-based compensation costs, non-cash 401(k) expense, depreciation, amortization of intangible assets, impairment of goodwill and other intangible assets, impairment of investments, loss (gain) on asset disposals and certain other miscellaneous items. Net Retransmission Revenue is calculated as retransmission consent revenue less broadcasting network affiliation fees. We consider Adjusted EBITDA and Net Retransmission Revenue to be indicators of our operating performance.

In addition to results prepared in accordance with GAAP, “Leverage Ratio Denominator” is a metric that management uses to calculate our compliance with certain financial covenants in our indebtedness agreements. This metric is calculated as specified in our Senior Credit Agreement and is a significant measure that represents the denominator of a formula used to calculate compliance with certain material financial covenants within the Senior Credit Agreement that govern our ability to incur indebtedness, incur liens, make investments and make restricted payments, among other limitations usual and customary for credit agreements of this type. Accordingly, management believes this metric may be useful to investors to understand how we assess compliance with our Senior Credit Agreement.. Leverage Ratio Denominator gives effect to the revenue and broadcast expenses of all completed acquisitions and divestitures as if they had been acquired or divested, respectively, on January 1, 2024. It also gives effect to certain operating synergies expected from the acquisitions and related financings and adds back professional fees incurred in completing the acquisitions. Certain of the financial information related to the acquisitions, if applicable, has been derived from, and adjusted based on, unaudited, un-reviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the completeness or accuracy of such information, or that our actual results would not differ materially from this financial information if the acquisitions had been completed on the stated date. In addition, the presentation of Leverage Ratio Denominator as determined in the Senior Credit Agreement and the adjustments to such information, including expected synergies, if applicable, resulting from such transactions, may not comply with GAAP or the requirements for pro forma financial information under Regulation S-X under the Securities Act of 1933, and should not be relied upon as indicative of future results. Leverage Ratio Denominator, as determined in the Senior Credit Agreement, represents an average amount for the preceding eight quarters then ended.

Specified Transaction Costs and Expenses are defined in our Senior Credit Agreement and include incremental expenses incurred specific to acquisitions and divestitures, including but not limited to legal and professional fees, severance and incentive compensation, and contract termination fees. We present certain line items from our selected operating data, net of Transaction Related Expenses, in order to present a more meaningful comparison between periods of our operating expenses and our results of operations.

Our “First Lien Adjusted Total Indebtedness”, “Secured Adjusted Total Indebtedness” and “Adjusted Total Indebtedness” in each case presented net of all cash, represents the amount of outstanding principal of our long-term debt, plus certain other obligations as defined in our Senior Credit Agreement for the applicable amount of indebtedness.

These non-GAAP measures are not defined by GAAP, and our definitions may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such measures are used by management in addition to, and in conjunction with, results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

Gray Media, Inc., Fourth Quarter 2025 Earnings Release	Page 9 of 11

Reconciliation of Adjusted EBITDA (Unaudited):

	Three Months Ended
	December 31,
	2025	2024
	(in millions)

Net (loss) income	$(10)	$169
Adjustments to reconcile from net (loss) income to Adjusted EBITDA:
Depreciation	34	36
Amortization of intangible assets	24	31
Impairment of goodwill and other intangible assets	2	-
Non-cash stock-based compensation	5	5
(Gain) loss on disposal of assets, net	(2)	5
Miscellaneous income, net	(1)	(3)
Impairment of investments	20	25
Interest expense	119	122
Loss (gain) from early extinguishment of debt	4	(35)
Income tax (benefit) expense	(16)	47
Adjusted EBITDA	$179	$402

Supplemental Information:
Pension expense (benefit)	$1	$(3)
Amortization of deferred loan costs	4	4
Preferred stock dividends	13	13
Common stock dividends	9	8
Purchases of property and equipment (1)	31	33
Income taxes (refunded) paid, net	(1)	5

(1) Excludes $12 million and $7 million related to the Assembly Atlanta project in 2025 and 2024, respectively.

Reconciliation of Adjusted EBITDA (Unaudited):

	Year Ended
	December 31,
	2025	2024
	(in millions)

Net (loss) income	$(85)	$375
Adjustments to reconcile from net (loss) income to Adjusted EBITDA:
Depreciation	133	144
Amortization of intangible assets	104	125
Impairment of goodwill and other intangible assets	30	-
Non-cash stock-based compensation	22	22
(Gain) loss on disposal of assets, net	(11)	20
Miscellaneous expense (income), net	1	(117)
Impairment of investments	20	25
Interest expense	474	485
Loss (gain) on early extinguishment of debt	10	(34)
Income tax (benefit) expense	(28)	117
Adjusted EBITDA	$670	$1,162

Supplemental Information:
Pension expense (benefit)	$4	$(3)
Amortization of deferred loan costs	16	15
Preferred stock dividends	52	52
Common stock dividends	33	32
Purchases of property and equipment (2)	74	97
Income taxes paid, net	38	135

(2) Excludes $34 million and $46 million related to the Assembly Atlanta project in 2025 and 2024, respectively.

Gray Media, Inc., Fourth Quarter 2025 Earnings Release	Page 10 of 11

Calculation of First Lien Leverage Ratio, Secured Leverage Ratio and Leverage Ratio as each is defined in our Senior Credit Agreement (Unaudited):

Eight Quarters Ended
December 31, 2025
(in millions)
Net income	$290
Adjustments to reconcile from net income to Leverage Ratio Denominator as defined in our Senior Credit Agreement:
Depreciation	277
Amortization of intangible assets	229
Non-cash stock-based compensation	44
Loss on disposal of assets, net	14
Gain on disposal of investments, not in the ordinary course	(115)
Interest expense	959
Gain on early extinguishment of debt	(24)
Income tax expense	89
Impairment of goodwill, other intangible assets and investments	75
Amortization of program broadcast rights	55
Payments for program broadcast rights	(56)
Pension expense	1
Adjustments for unrestricted subsidiaries	34
Specified Transaction Costs and Expenses	6
Other	1
Total eight quarters ended December 31, 2025	$1,879
Leverage Ratio Denominator (total eight quarters ended December 31, 2025, divided by 2)	$939

December 31, 2025
(dollars in millions)

Total outstanding principal secured by a first lien	$2,649
Less cash	(368)
First Lien Adjusted Total Indebtedness	$2,281
First Lien Leverage Ratio (maximum permitted incurrence is 3.50 to 1.00) (1)	2.43

Total outstanding principal secured by a lien	$3,799
Less cash	(368)
Secured Adjusted Total Indebtedness	$3,431
Secured Leverage Ratio (maximum permitted incurrence is 5.50 to 1.00) (2)	3.65

Total outstanding principal, including current portion	$5,810
Letters of credit outstanding	5
Less cash	(368)
Adjusted Total Indebtedness	$5,447
Leverage Ratio (maximum permitted incurrence is 7.00 to 1.00)	5.80

(1) At any time any amounts are outstanding under our revolving credit facility, our maximum First Lien Leverage Ratio cannot exceed 4.25 to 1.00.

(2) For our Senior Secured Second Lien Notes due 2032 Notes, the maximum permitted second lien incurrence is 4.50 to 1.00

Gray Media, Inc., Fourth Quarter 2025 Earnings Release	Page 11 of 11